EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of PHARMA-BIO SERV, INC. and its subsidiaries (the “Company”) dated January 29, 2014, appearing in the Annual Report on Form 10-K of the Company for the year ended October 31, 2013.

/s/ Horwath Vélez & Co. PSC

Guaynabo, Puerto Rico
October 1, 2014

Stamp number E134855 was affixed to the original of this report.